Closing Disclosure

Closing Information

Date Issued	09/28/2026
Closing Date	09/28/2026
Disbursement Date	09/28/2026
Settlement Agent	Smith, Welch, Webb & White, LLC
File #	723358.0562
Property	157 A WELLS ROAD JENKINSBURG, GA 30234
Sale Price	$155,000

Transaction Information

Borrower	MAKENZIE WHITE 400 WYLY AVENUE NW #116 JACKSONVILLE, AL 36265
Seller	LANDA APP LLC - 157 WELLS ROAD JENKINSBURG GA LLC 996 GREENWOOD AVE NE Atlanta, GA 30306

Summaries of Transactions

SELLER'S TRANSACTION

M. Due to Seller at Closing		**$155,000.00**
01 Sale Price of Property		$155,000.00
02 Sale Price of Any Personal Property Included in Sale		
03		
04		
05		
06		
07		
08		
Adjustments for Items Paid by Seller in Advance		
09 City/Town Taxes		
10 County Taxes		
11 Assessments		
12		
13		
14		
15		
16		
N. Due from Seller at Closing		**$153,378.85**
01 Excess Deposit		
02 Closing Costs Paid at Closing (J)		$9,300.00
03 Existing Loan(s) Assumed or Taken Subject to		
04 Payoff of First Mortgage Loan to MCCORMICK 101, LLC		$136,130.31
05 Payoff of Second Mortgage Loan		
06 WIRE PAYOFF & PROCEEDS to Smith, Welch, Webb &		$60.00
07 2025 COUNTY TAXES to Butts County Tax Commission		$1,877.34
08 Seller Credit		$5,000.00
09		
10		
11		
12		
13		
Adjustments for Items Unpaid by Seller		
14 City/Town Taxes		
15 County Taxes	01/01/26 to 09/28/26	$1,011.20
16 Assessments		
17		
18		
19		
CALCULATION		
Total Due to Seller at Closing (M)		$155,000.00
Total Due from Seller at Closing (N)		-$153,378.85
Cash ☐ From ☒ To Seller		**$1,621.15**

Contact Information

REAL ESTATE BROKER (B)	
Name	SELLECT REALTY, LLC
Address	4180 PROVIDENCE RD, SUITE 200 MARIETTA, GA 30062
GA License ID	H-56141
Contact	LAWRENCE E TRADER
Contact GA License ID	332774
Email	thetraderteam@gmail.com
Phone	(470)332-4748
REAL ESTATE BROKER (S)	
Name	KELLER WILLIAMS ATLANTA MIDTOWN
Address	1420 PEACHTREE ST. NE, STE 100 Atlanta, GA 30309
GA License ID	H52056
Contact	KAREN HALL
Contact GA License ID	212406
Email	karenhall@kw.com
Phone	(770)912-8616
SETTLEMENT AGENT	
Name	Smith, Welch, Webb & White, LLC
Address	117 Brookwood Avenue Jackson, GA 30233
GA License ID	
Contact	Chase Collum
Contact GA License ID	991516
Email	rejax@smithwelchlaw.com
Phone	770-775-3188

Questions? If you have questions about the loan terms or costs on this form, use the contact information above. To get more information or make a complaint, contact the Consumer Financial Protection Bureau at **www.consumerfinance.gov/mortgage-closing**

Closing Cost Details

Loan Costs	Seller-Paid At Closing	Seller-Paid Before Closing
A. Origination Charges		
01 % of Loan Amount (Points)		
02 COURIER to FAIR WAY LENDING LLC		
03 MERS to FAIR WAY LENDING LLC		
04 ORIGINATION to FAIR WAY LENDING LLC		
05 PROCESSING to FAIR WAY LENDING LLC		
06 UNDERWRITING to FAIR WAY LENDING LLC		
07		
08		
B. Services Borrower Did Not Shop For		
01 APPRAISAL to FAIR WAY LENDING LLC		
02 CREDIT REPORT to FAIR WAY LENDING LLC		
03 FINAL INSPECTION to STEWART VALUATION INTELLIGENCE		
04 FLOOD CERT to FAIR WAY LENDING LLC		
05 MIP to FAIR WAY LENDING LLC		
06 TAX SERVICE to FAIR WAY LENDING LLC		
07		
08		
09		
10		
C. Services Borrower Did Shop For		
01 Title - Attorney Fee-GA Dream to Smith, Welch, Webb & White, LLC		
02 Title - Attorney Fees to Smith, Welch, Webb & White, LLC		
03 Title - CPL Fee to First American Title Ins. Co.		
04 Title - Document Preparation to Smith, Welch, Webb & White, LLC		
05 Title - FedX/UPS/Courier to Smith, Welch, Webb & White, LLC		
06 Title - Insurance Binder to Smith, Welch, Webb & White, LLC		
07 Title - Lender's Title Insurance to Smith, Welch, Webb & White, LLC		
08 Title - Post Closing Fee to Smith, Welch, Webb & White, LLC		
09 Title - Title Search Fee to Smith, Welch, Webb & White, LLC		
10		
11		
12		
13		
14		

Closing Cost Details

Other Costs	Seller-Paid At Closing	Seller-Paid Before Closing
E. Taxes and Other Government Fees		
01 Recording Fees Deed: Mortgage:		
02 GRMA Fee to FAIR WAY LENDING LLC		
03 Intangible Tax to Butts County Clerk of Superior Court		
04 Intangible Tax-GA Dream to Butts County Clerk of Superior Court		
05 Transfer Tax to Butts County Clerk of Superior Court		
F. Prepaids		
01 Homeowner's Insurance Premium (mo.)		
02 Mortgage Insurance Premium (mo.)		
03 Prepaid Interest (per day from to)		
04 Property Taxes (mo.)		
05		
G. Initial Escrow Payment at Closing		
01 Homeowner's Insurance		
02 Mortgage Insurance		
03 Property Taxes		
04		
05		
06		
07		
08 Aggregate Adjustment		
H. Other		
01 Commission to KWAM - FMLS	$4,650.00	
02 Commission to SELLECT REALTY, LLC	$4,650.00	
03 Title - Owner's Title Insurance (optional) to Smith, Welch, Webb & White, LLC		
04		
05		
06		
07		
08		
J. TOTAL CLOSING COSTS	$9,300.00	

Closing Disclosure - Attachment

Borrower: MAKENZIE WHITE
400 WYLY AVENUE NW #116
JACKSONVILLE, AL 36265

Seller: LANDA APP LLC - 157 WELLS ROAD JENKINSBURG GA LLC
996 GREENWOOD AVE NE
Atlanta, GA 30306

Settlement Agent: Smith, Welch, Webb & White, LLC
117 Brookwood Avenue
Jackson, GA 30233
(770)775-3188
Closing Date: September 28, 2026
Disbursement Date: September 28, 2026
Property Location: 157 A WELLS ROAD
JENKINSBURG, GA 30234

Payoffs Payee/Description			Seller Paid at Closing	Seller Paid Before Closing
Seller's Transactions-Due from Seller at Closing				
N.04	MCCORMICK 101, LLC		$136,130.31	
	Payoff of First Mortgage Loan			
	Loan Payoff	$0.00		
	Total Payoff	$136,130.31		

Confirm Receipt

LANDA APP LLC - 157 WELLS ROAD JENKINSBURG GA LLC

BY: [signature]
SAMMIYA MUJTABA
AUTHORIZED SIGNER

9/28/21
Date